Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-_____) pertaining to the 2002 Stock Award and Incentive Plan of GAMCO Investors, Inc. of our report dated March 10, 2009, with respect to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiariesincluded in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
      ERNST & YOUNG LLP

New York, New York
February 22, 2011